DECEMBER 2004

                      ABERDEEN AUSTRALIA EQUITY FUND, INC.
                     ABERDEEN ASIA-PACIFIC INCOME FUND, INC.
                        ABERDEEN GLOBAL INCOME FUND, INC.
                                    ("FUNDS")

          CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

I. Introduction and Application

In accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and the rules promulgated thereunder by the Securities and Exchange Commission, each of the Funds is required to publicly disclose on Form N-CSR whether it has adopted a code of ethics (as defined in Item 2(b) of Form N-CSR) applicable to its principal executive officer and principal financial officer (each a "Covered Officer").

Recognizing the importance of high ethical standards in the conduct of the Funds' business, each Fund's Board of Directors ("Board"), including a majority of its Independent Directors (as defined below), has adopted this Code of Ethics ("Code").

All recipients of the Code are directed to read it carefully, retain it for future reference, and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Funds' Chief Compliance Officer ("CCO") or to Fund counsel.

II. Purpose

The Code is designed to deter wrongdoing and to promote, with respect to each
Fund:

      (A) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      (B) full, fair, accurate, timely and understandable disclosure in reports and documents the Fund files with, or submits to, the SEC or in other public communications made by the Fund;

      (C) compliance with applicable governmental laws, rules and regulations;

      (D) prompt internal reporting of violations of this Code to an appropriate person or persons identified in the Code; and

      (E) accountability for adherence to the Code.

III. Definitions

      (A) "Covered Officer" with respect to a Fund means the principal executive officer of the Fund and senior financial officers of the Fund, including the principal financial officer, controller or principal accounting officer, or persons performing similar functions, regardless of whether these persons are employed by the Fund or a third party. The Covered Officers are listed on Appendix A.

      (B) "Executive Officer" of a Fund has the same meaning as set forth in Rule 3b-7 under the Securities Exchange Act of 1934, as amended. Subject to any changes in that rule, the term "executive officer," when used in the Code, means the president, any vice president, any officer who performs a policy making function, or any other person who performs similar policy making functions for a Fund. Each Fund's Executive Officers who are not also Covered Officers are listed on Appendix A.

      (C) "Independent Director" means a Director of a Fund who is not an "interested person" of that Fund within the meaning of Section 2(a)(19) of the 1940 Act.

      (D) "Waiver" means the approval by a Fund's CCO of a material departure from a provision of the Code. "Waiver" includes an "Implicit Waiver," which is a Fund's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to an Executive Officer of the Fund.

IV. Honest and Ethical Conduct

      (A) General Objectives. Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to, and try to avoid, any situations that may present, or appear to present, a conflict of interest. A Fund's Covered Officers are expected to place the interests of the Fund above the Covered Officer's own personal interests.

      (B) Conflicts of Interests. A "conflict of interest" exists where the interests or benefits of a Fund's Covered Officer conflict with the interests or benefits of the Fund. The following list of examples of specific types of conflicts of interest that may arise is not intended to be comprehensive and each Covered Officer is expected to treat even an appearance of impropriety as a potential conflict of interest that should be avoided or brought to the attention of the CCO.

            (1) Personal Business Transactions. A Fund's Covered Officer may not cause the Fund to engage in any business transaction with his or her family members or relatives or utilize the Covered Officer's relationship with the Fund to cause any third party to engage in any business transaction with his or her family members or relatives. This provision is not intended, however, to restrict Covered Officers and their family members or relatives from purchasing or selling shares of the Fund as long as such transactions are conducted in accordance with the Fund's Code of Ethics.

            (2) Use of Nonpublic or Confidential Information. A Fund's Covered Officer may not use, or disclose to a third party, non-public or confidential information about the Fund or its activities or those of any of the Fund's service providers for the purpose of personal gain by the Covered Officer or his or her family members or relatives (including, but not limited to, securities transactions based on such information).

            (3) Outside Employment or Activities. A Fund's Covered Officer may not engage in any outside employment or activity that interferes with his or her duties and responsibilities with respect to the Fund or is otherwise in conflict with or prejudicial to the Fund. A Covered Officer must disclose to the CCO any outside employment or activity that may constitute, or appear to constitute, a conflict of interest and obtain the CCO's approval before engaging in such employment or activity. Any such employment or activity is permissible only if it would not be inconsistent with the best interests of the Fund and its stockholders.

            (4) Gifts. A Fund's Covered Officer may not accept any gift, entertainment, favor, or loan from any person or entity that does or seeks to do business with the Fund which goes beyond the courtesies generally associated with accepted business practice. Non-cash gifts of a de minimis nature are considered to be within accepted business practices. Cash gifts of any amount are strictly prohibited. Entertainment (in the form of meals, tickets to events or otherwise) must be reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

            (5) Corporate Opportunities. A Fund's Covered Officer may not exploit, for his or her own personal gain or the personal gain of family members or relatives, opportunities that are discovered through the use of Fund property, information, or the Covered Officer's position unless the opportunity is fully disclosed, in writing, to the Fund's Board and the Board declines to pursue such opportunity on behalf of the Fund.

            (6) Other Situations. Because other conflicts of interest may arise, it is not practical to list in the Code all possible situations that could result in a conflict of interest. If a proposed transaction, interest, personal activity, or investment raises any questions, concerns or doubts, a Covered Officer should consult with the Fund's CCO or Fund counsel before engaging in the transaction, making the investment or pursuing the interest or activity.

Each Covered Officer should handle actual or apparent conflicts of interest in an ethical manner. In the event that a Fund's Covered Officer intends to engage in a transaction, activity or relationship that the Covered Officer reasonably believes that the Fund's Board would view as giving rise to a material conflict of interest, the Covered Officer must (i) avoid (or cease) such transaction, activity or relationship; or (ii) consult with the CCO and provide an accurate description of the transaction, activity or relationship. Upon such consultation, the CCO (in consultation with Fund counsel if the CCO deems appropriate) shall conduct a review to determine (i) whether engaging in such transaction, activity or relationship reasonably could be expected to give rise to a conflict of interest, and (ii) the appropriate resolution of any such conflict.

Based on its review, the CCO may provide instructions to the Covered Officer to resolve any potential conflict of interest. The Covered Officer shall either (i) comply with such instructions; or (ii) request a review of the instructions by the Fund's president, a vice president or the Board (provided that the review is not undertaken by a person involved in the matter giving rise to the possible conflict of interest), any determination following such review being conclusive (provided that the Board may act in its discretion in any event). The records of any consultation with the CCO in this regard, and of any review by the Fund's president, a vice president or the Board shall be retained in the manner set forth below in Section IX of the Code.

V. Full, Fair, Accurate, Timely and Understandable Disclosure

      (A) General Policy. The Code is intended to promote full, fair, accurate, timely and understandable disclosure in reports and other documents filed by each Fund with the SEC or made in other public communications by the Funds. Accordingly, the Covered Officers of a Fund are expected to consider it central to their roles as officers of the Fund to ensure that full, fair, accurate, timely and understandable disclosure is made in the Fund's reports and other documents filed with the SEC and in other public communications by the Fund.

      (B) Responsibilities. Each Covered Officer of a Fund shall:

            (1) be familiar with the disclosure requirements generally applicable to the Fund;

            (2) not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including the Fund's directors and auditors, governmental regulators and self-regulatory organizations;

            (3) to the extent appropriate within his or her area of responsibility; consult with other officers and employees of the Fund, the Fund's investment adviser and other Fund service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents that the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

            (4) promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

VI. Accountability and Reporting under this Code

      (A) Certifications and Accountability. Each Covered Officer of a Fund shall:

            (1) upon adoption of the Code (or thereafter as applicable upon becoming a Covered Officer), affirm in writing in accordance with Appendix B hereto that the Covered Officer has received, read, and understands the Code;

            (2) annually thereafter affirm in the form of Appendix B hereto that the Covered Officer has complied with the requirements of the Code; and

            (3) not retaliate against any other Covered Officer or employee of the Fund or its affiliated persons for reports of potential violations that are made in good faith.

      (B) Reporting of Violations of Applicable Laws and Regulations. A Fund's Covered Officer, upon learning of a violation of any applicable law, rule or regulation by a Fund or a person acting with or on behalf of the Fund, must report such violation to the CCO and assist with the resolution of such violation. A Covered Officer should seek guidance whenever he or she is in doubt as to the applicability of any law, rule, or regulation with respect to the contemplated course of action. If a Covered Officer is unsure of what to do in any situation, he or she should seek guidance before acting.

      (C) Reporting of Violations of the Code. Each Covered Officer must promptly notify the CCO if he or she knows of any actual or potential departure from the Code, whether the violation or potential violation was committed by the Covered Officer personally or by another Covered Officer. Each Executive Officer must promptly notify the CCO if any actual or potential departure from the Code by a Covered Officer is known to the Executive Officer. In either case, failure to do so is itself a violation of the Code. If no written report is made by a Covered Officer or Executive Officer, the CCO must document his or her receipt of any oral report of a suspected material violation of the Code received.

      (D) Action by Chief Compliance Officer. Upon receiving a report from a Fund's Covered Officer or an Executive Officer, the Fund's CCO must conduct an internal investigation into the potential violation(s) of the Code, consulting with Fund counsel as necessary, to determine whether a violation of the Code has occurred and whether such violation has had or may have a material adverse impact upon the Fund.

            (1) If, after such investigation, the CCO determines that no violation has occurred, the CCO is not required to take any further action.

            (2) If, after such investigation, the CCO, after consultation with Fund counsel, concludes that there has been a violation of the Code, but the violation has not caused a material adverse impact on the Fund, the CCO, upon consultation with Fund counsel, shall determine what sanctions, if any, may be appropriate.

            (3) If, after such investigation, the CCO, after consultation with Fund counsel, concludes that there has been a violation of the Code, and that such violation has had or may have a material adverse effect on the Fund, the CCO shall report the violation and together with proposed sanctions to the Audit Committee. The Audit Committee shall be entitled to consult with independent legal counsel to determine whether the violation actually has had a material adverse impact upon the Fund and to formulate appropriate actions or sanctions that the Audit Committee, in its business judgment, determines to be necessary or advisable. The Audit Committee shall have the discretion, in its business judgment, to impose sanctions on the Covered Officer if it deems such action to be necessary or appropriate.

      (E) Periodic Reports to the Board. The CCO of each Fund shall report to the Board at each regularly scheduled Board meeting any and all violations of the Code (whether or not they caused a material adverse impact on the Fund), any Waivers, and any sanctions imposed since the last Board meeting, if any.

      (F) Waivers. Notwithstanding the foregoing, the CCO shall be entitled to grant a Waiver of one or more provisions of this Code as set forth in Section VII of the Code.

VII. Waivers of Provisions of the Code

      (A) Waivers. A Fund's Covered Officer may seek, and the Fund's CCO may grant, Waivers from a provision of the Code in circumstances that would otherwise constitute a violation of the Code. Waivers will only be granted under extraordinary or special circumstances. No Waivers will be granted where such a Waiver would result in a violation of SEC rules or other applicable laws. The procedure for obtaining and granting a Waiver are as follows:

            (1) The Covered Officer must submit to the CCO a written request for a Waiver describing the transaction, activity or relationship for which the Covered Officer seeks a Waiver that briefly explains the reason for engaging in the transaction, activity or relationship.

            (2) The determination with respect to the Waiver must be made by the CCO, in consultation with Fund counsel. If the CCO and Fund counsel determine that a Waiver is appropriate, the decision must be submitted to the Board for ratification.

            (3) The CCO must document all Waiver determinations. The documentation must remain in the records of the Fund for a period of not less than six years following the end of the fiscal year in which the Waiver occurred.

      (B) Public Reporting of Waivers, Amendments to Code. To the extent required by applicable law, Waivers and amendments to the Code will be publicly disclosed on a timely basis. A Fund may document Waivers and Code amendments in its Form N-CSR submitted subsequent to the date of the Waiver or post the Waiver and amendment on its website within five business days following the date of the Waiver provided that it discloses in its Form N-CSR its intent to post Waivers and amendments on the Fund's website and maintains the posting for a period of at least twelve months.

VIII. Sanctions

The matters covered in the Code are of the utmost importance to the Funds and their stockholders and are essential to each Fund's ability to conduct its business in accordance with its stated values. Each Covered Officer and each Executive Officer is expected to adhere to these rules (to the extent applicable) in carrying out his or her duties for the Funds. The conduct of each Covered Officer and each Executive Officer can reinforce an ethical atmosphere and positively influence the conduct of all officers, employees and agents of the Funds. A Fund will, if appropriate, take action against any Covered Officer whose actions are found to violate the Code. Appropriate sanctions for violations of the Code will depend on the materiality of the violation to the Fund.

Sanctions may include, among other things, a requirement that the violator undergo training related to the violation, a letter or sanction or written censure by the Board, the imposition of a monetary penalty, suspension of the violator as an officer of a Fund or termination of the employment of the violator. If a Fund has suffered a loss because of violations of the Code, the Fund may pursue remedies against the individuals or entities responsible.

IX. Records; Confidentiality; Amendments; Disclosure

      (A) Records. The CCO must maintain a copy of the Code, any amendments hereto, and any reports or other records created in relation to Waivers of the provisions of the Code (including violations of the Code and implicit Waivers) for a period of six years from the end of the fiscal year in which such document was created.

      (B) Confidentiality. All reports and records prepared and maintained pursuant to the Code are considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than the Board(s) of the affected Fund(s) and Fund counsel.

      (C) Amendments. A Fund's Covered Officer, Executive Officer or CCO may recommend amendments to the Code for the consideration and approval of the Board. The Board may amend the Code in its discretion.

X. Other Policies and Procedures

The Code shall be the sole code of ethics adopted by the Funds for the purposes of Section 406 of Sarbanes-Oxley and the rules and forms applicable to the Funds thereunder. To the extent that other policies or procedures of the Funds or the Funds' investment manager or investment adviser govern or purport to govern the activities and behavior of the Covered Officers, they are superceded by the Code to the extent that they overlap or conflict with the Code. The requirements of the code of ethics adopted by the Funds and by its investment manager and investment adviser pursuant to Rule 17j-1 under the 1940 Act are separate requirements applying to the Covered Officers and others and are not part of this Code.

XI. Internal Use

The Code is intended solely for the internal use of the Funds. The Code does not constitute an admission by or on behalf of the Funds as to any fact, circumstance or legal conclusion.

Dated: December 9, 2004

                                                                      APPENDIX A

                  ABERDEEN AUSTRALIA EQUITY FUND, INC. ("IAF")
                 ABERDEEN ASIA-PACIFIC INCOME FUND, INC.("FAX")
                    ABERDEEN GLOBAL INCOME FUND, INC. ("FCO")

                                 CODE OF ETHICS
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

Covered Officers

Martin Gilbert, President (IAF, FAX, FCO)
Christian Pittard, Treasurer (IAF, FAX, FCO); Principal Financial Officer (IAF, FAX, FCO)

Chief Compliance Officer

Andrew Smith (IAF, FAX, FCO)

Executive Officers

Bev Hendry, Vice President (IAF)
Steve Robinson, Vice President (IAF)
Alison Briggs, Vice President (FAX, FCO)

                                   APPENDIX B

                      ABERDEEN AUSTRALIA EQUITY FUND, INC.
                     ABERDEEN ASIA-PACIFIC INCOME FUND, INC.
                        ABERDEEN GLOBAL INCOME FUND, INC.

                                 CODE OF ETHICS
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

                 Initial and Annual Certification of Compliance



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Name (please print)

This is to certify that I have received a copy of the Code of Ethics Pursuant to the Sarbanes-Oxley Act of 2002 ("Code") for Aberdeen Australia Equity Fund, Inc., Aberdeen Asia-Pacific Income Fund, Inc. and Aberdeen Global Income Fund, Inc. and that I have read and understand the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of this Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal.

Check one:

Initial

|_| I further certify that I am subject to the Code and will comply with each of the Code's provisions to which I am subject.

Annual

|_| I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.



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Signature


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Date


Received by:
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             Name:
             Title:

Date:
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